Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street

Washington D.C. 20549

We were  previously  the  independent  accountants  for  Templeton  Income Trust
(Templeton Global Bond Fund). We have read their notification of change in independent accountants made in Item 77K of Form N-SAR. We agree with the statements in the filing.

                                        /s/MCGLADREY & PULLEN, LLP

New York, New York
October 27, 1999